Exhibit 10.6

AMENDMENT TO

COMMON STOCK PURCHASE WARRANT

This Amendment to Common Stock Purchase Warrant (“Amendment”), is made and entered into effective as of February 25, 2020 (the “Effective Date”), by and between Conversion, Labs, Inc., a Delaware corporation (the “Company”), and Brio Capital Master Fund, Ltd. (“Brio”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Warrants (as defined below).

WHEREAS, effective May 29, 2018 the Company issued a common stock purchase warrants to Brio to purchase 434,783 shares of the Company’s common stock (the “Warrant”) none of which have been issued as of the date of this Agreement;

WHEREAS, the Warrant contains price protected full-ratchet anti-dilution provisions (the “Anti-Dilution Provisions”) which provide for Exercise Price adjustments if the Company issues Common Stock or common stock equivalents while the Warrant is outstanding at a price below the then applicable Exercise Price;

WHEREAS, in connection with the Anti-Dilution Provisions, the Company and Brio wish to amend the Warrant to revise the Exercise Price thereunder from $0.28 per share to $0.135 per share (the “Price Change”);

WHEREAS, in connection with the Price Change, the Company has agreed to file a 424(b)(3) supplement (the “Supplement”) to its prospectus dated July 12, 2018;

WHEREAS, Brio is also entitled to purchase certain refill shares of common stock of the Company in the amount of 466,989 shares of the Company’s common stock at an exercise price of $0.135 per share (the “Refill Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1. Amendment to Warrant Exercise Price. The term “Exercise Price” as defined in the Warrant is hereby revised as follows:

“Exercise Price” means $0.135 per share of Common Stock, subject to adjustment as provided herein.

2. Prospectus Supplement. Not later than four (4) Business Days after the date of this Agreement, the Company will file a Form 8-K describing the actions undertaken pursuant to this Agreement and terms of this Agreement, and also file a sticker to the registration statement pursuant to which the Warrant Shares are registered.

3. Refill Shares. In order to effectuate the automatic reduction of the Exercise Price pursuant to Section 3(e)(v) of the Warrant, the Exercise Price of the Warrant shall be $0.135. As a result of the described reduction of the Exercise Price and the application of Section 3(h) of the Warrant, the amount of Warrant Shares that may be purchased upon exercise of the Warrant after giving effect to the foregoing is increased to 901,772 Shares, determined by dividing the initial aggregate Exercise Price of the Warrant ($0.28 by the deemed Exercise price of $0.135).

4. Necessary Acts. Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

5. Governing Law. This Amendment will be governed by and construed under the Governing Law and Venue provisions of the Warrant.

6. Entire Agreement, Amendment; Waiver. This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements or understandings between the Parties with respect thereto. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all Parties, or, in the case of a waiver, by the Party waiving compliance. Except as set forth herein, the terms of the Warrant remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

CONVERSIONS LABS, INC.

By:	/s/ Justin Schreiber
(Signature)
Print Name: Justin Schreiber
Print Title: Chief Executive Officer

Brio Capital Master Fund, Ltd.

By:	/s/ Shaye Hirsch
(Signature)
Print Name: Shaye Hirsch
Print Title: Director